SCHEDULE 13D
CUSIP No. 518414 10 7	Page 1 of 1 Pages

Exhibit 1

Joint Filing Agreement

The undersigned parties hereby agree to the joint filing of the Statement on Schedule 13D filed herewith, and any amendments hereto, relating to shares of Common Stock, $0.01 par value per share of Lattice Incorporated with the Securities and Exchange Commission pursuant to Rule 13d-1(k).

Date:	October 31, 2013

Robotti & Company, Incorporated

	/s/ Stephen Hart*	By:	/s/ Stephen Hart*
	Robert E. Robotti		Name: Robert E. Robotti
Title: President and Treasurer

Robotti & Company Advisors, LLC

By:	/s/ Stephen Hart*	By:	/s/ Stephen Hart**
	Name: Robert E. Robotti		Kenneth R. Wasiak
Title: President and Treasurer

Ravenswood Management Company, L.L.C.			Ravenswood Investment Company, L.P.

By:	/s/ Stephen Hart*	By:	Ravenswood Management Company, L.L.C.
	Name: Robert E. Robotti		Its General Partner
Title: Managing Member
		By:	/s/ Stephen Hart*
Ravenswood Investments III, L.P.			Name: Robert E. Robotti
Title: Managing Member
By:	Ravenswood Management Company, L.L.C.
Its General Partner

By:	/s/ Stephen Hart*
Name: Robert E. Robotti
Title: Managing Member

* As attorney-in-fact for Robert E. Robotti. Signed pursuant to Power of Attorney, dated as of June 26, 2013, granted by Mr. Robert E. Robotti and included as Exhibit 2 to the Schedule 13D Amendment No. 2 relating to Builders FirstSource, Inc. filed with the Securities and Exchange Commission by Robert E. Robotti on August 26, 2013.

** As attorney-in-fact for Kenneth R. Wasiak. Signed pursuant to Power of Attorney, dated as of June 26, 2013, granted by Mr. Kenneth R. Wasiak and included as Exhibit 4 to the Schedule 13D Amendment No. 2 relating to Builders FirstSource, Inc. filed with the Securities and Exchange Commission by Robert E. Robotti on August 26, 2013.